                                                                    EXHIBIT 99.3

         INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE

                                                              PAGE
                                                              ----
Financial Statements:
Independent Auditors' Report................................   F-2
Consolidated Balance Sheets at December 31, 2000 and
1999........................................................   F-3
Consolidated Statements of Operations for the years ended
December 31, 2000, 1999 and 1998............................   F-4
Consolidated Statements of Changes in Stockholders' Equity
for the years ended December 31, 2000, 1999 and 1998........   F-5
Consolidated Statements of Cash Flows for the years ended
December 31, 2000, 1999 and 1998............................   F-6
Notes to Consolidated Financial Statements..................   F-7

Financial Statement Schedule:
All other schedules are omitted because they are not required, are not applicable, or the information is included in the financial statements or notes thereto.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of C-Cube Microsystems Inc.:

We have audited the accompanying consolidated balance sheets of C-Cube Microsystems Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of C-Cube Microsystems Inc. at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

San Jose, California
January 18, 2001
(March 26, 2001 as to Note 18)

                            C-CUBE MICROSYSTEMS INC.

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                  DECEMBER 31,       DECEMBER 31,
                                                                                     2000               1999
                                                                                   ---------          ---------
                                                                                      (IN THOUSANDS, EXCEPT
                                                                                        PAR VALUE AMOUNTS)
Current assets:
    Cash and equivalents ......................................................    $  49,736          $ 123,145
    Short-term investments ....................................................        2,798            167,403
    Accounts receivable, net of allowances: 2000 -- $4,068, 1999 -- $8,737 ....       23,273             12,516
    Inventories ...............................................................       17,505              8,966
    Other current assets ......................................................       21,620             17,395
                                                                                   ---------          ---------
        Total current assets...................................................      114,932            329,425
Property and equipment -- net .................................................       17,908             20,355
Production capacity rights ....................................................       23,560              4,985
Distribution rights -- net ....................................................        1,153              1,318
Purchased technology -- net ...................................................        1,466              2,307
Deferred taxes ................................................................       62,519              2,871
Other assets ..................................................................        1,021              1,526
Net assets of discontinued operations .........................................           --            101,157
                                                                                   ---------          ---------
        Total .................................................................    $ 222,559          $ 463,944
                                                                                   =========          =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable ..........................................................    $  19,435          $  24,138
    Other accrued liabilities .................................................       29,979             17,925
    Income taxes payable ......................................................        5,863              2,855
    Current portion of long-term obligations ..................................       28,744                727
                                                                                   ---------          ---------
        Total current liabilities .............................................       84,021             45,645
Long-term obligations .........................................................        1,299             18,846
                                                                                   ---------          ---------
        Total liabilities .....................................................       85,320             64,491
Minority interest in subsidiary ...............................................          543                471
Stockholders' equity:
    Preferred stock, $0.001 par value, 10,000 shares authorized ...............           --                 --
    Common stock, $0.001 par value, 200,000 shares
        authorized; shares outstanding: 2000 -- 49,717, 1999 -- 42,441 ........      136,209            323,756
    Accumulated other comprehensive loss ......................................       (1,757)            (2,014)
    Retained earnings .........................................................        2,244             77,240
                                                                                   ---------          ---------
        Total stockholders' equity ............................................      136,696            398,982
                                                                                   =========          =========
        Total .................................................................    $ 222,559          $ 463,944
                                                                                   =========          =========

                 See notes to consolidated financial statements.

                            C-CUBE MICROSYSTEMS INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                    YEARS ENDED DECEMBER 31,
                                                                              ------------------------------------
                                                                                 2000         1999         1998
                                                                              ---------     ---------    ---------
                                                                                      (IN THOUSANDS, EXCEPT
                                                                                        PER SHARE AMOUNTS)
Net revenues .............................................................    $ 265,049     $ 222,148    $ 209,082
                                                                              ---------     ---------    ---------
Costs and expenses:
    Cost of product revenues .............................................      119,581        88,235       85,751
Research and development:
    Research and development .............................................       59,553        54,260       52,823
    Warrant issuance .....................................................       12,632            --           --
Selling, general and administrative:
    Selling, general and administrative ..................................       47,516        37,238       36,312
    Stock-based compensation and merger/spin-off related payroll taxes ...       20,827            --           --
                                                                              ---------     ---------    ---------
        Total ............................................................      260,109       179,733      174,886
                                                                              ---------     ---------    ---------
Income from operations ...................................................        4,940        42,415       34,196
Other income .............................................................        7,863         9,229        2,488
                                                                              ---------     ---------    ---------
Income before minority interest and extraordinary item ...................       12,803        51,644       36,684
Income tax expense .......................................................        3,407        14,550        9,806
Income before minority interest and extraordinary item ...................        9,396        37,094       26,878
Minority interest in net income (loss) of subsidiary .....................           72           442         (337)
Income before extraordinary item .........................................        9,324        36,652       27,215
Extraordinary gain on repurchase of convertible notes (net of tax) .......           --            --        3,494
                                                                              ---------     ---------    ---------
Income from continuing operations ........................................        9,324        36,652       30,709
                                                                              ---------     ---------    ---------
Discontinued operations:
    Income (loss) from discontinued operations of DiviCom (net of tax) ...      (10,087)       20,626       15,580
    Loss on disposal of DiviCom (net of tax) .............................       (6,190)           --           --
                                                                              ---------     ---------    ---------
Net income (loss) ........................................................    $  (6,953)    $  57,278    $  46,289
                                                                              =========     =========    =========
Basic earnings per share:
    Income from continuing operations before extraordinary item ..........    $    0.20     $    0.92    $    0.73
    Extraordinary item (net of tax) ......................................           --            --         0.09
                                                                              =========     =========    =========
    Income from continuing operations ....................................         0.20          0.92         0.82
                                                                              ---------     ---------    ---------
    Income (loss) from discontinued operations (net of tax) ..............        (0.22)         0.52         0.42
    Loss on disposal of DiviCom (net of tax) .............................        (0.13)           --           --
                                                                              ---------     ---------    ---------
    Income (loss) from discontinued operations ...........................        (0.35)         0.52         0.42
                                                                              ---------     ---------    ---------
    Net income (loss) per share ..........................................    $   (0.15)    $    1.44    $    1.24
                                                                              =========     =========    =========
Diluted earnings per share:
    Income from continuing operations before extraordinary item ..........    $    0.17     $    0.84    $    0.72
    Extraordinary item (net of tax) ......................................           --            --         0.09
                                                                              ---------     ---------    ---------
    Income from continuing operations ....................................         0.17          0.84         0.81
                                                                              ---------     ---------    ---------
    Income (loss) from discontinued operations (net of tax) ..............        (0.19)         0.46         0.38
    Loss on disposal of DiviCom (net of tax) .............................        (0.11)           --           --
                                                                              ---------     ---------    ---------
    Income (loss) from discontinued operations ...........................        (0.30)         0.46         0.38
                                                                              ---------     ---------    ---------
    Net income (loss) per share ..........................................    $   (0.13)    $    1.30    $    1.19
                                                                              =========     =========    =========
Shares used in computation:
    Basic ................................................................       47,503        39,891       37,382
                                                                              =========     =========    =========
    Diluted ..............................................................       53,853        44,571       40,754
                                                                              =========     =========    =========


                 See notes to consolidated financial statements.

                            C-CUBE MICROSYSTEMS INC.

                  CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                          ACCUMULATED
                                                                  COMMON STOCK              OTHER          RETAINED
                                                               ---------------------     COMPREHENSIVE     EARNINGS
                                                               SHARES       AMOUNT           LOSS          (DEFICIT)        TOTAL
                                                               ------      ---------       ---------       ---------      ---------
                                                                                         (IN THOUSANDS)
Balances, December 31, 1997 ..........................         36,787      $ 203,728       $  (1,939)      $ (26,327)     $ 175,462
                                                               ------      ---------       ---------       ---------      ---------
Components of comprehensive income:
    Net income .......................................                                                        46,289         46,289
    Accumulated translation adjustments ..............                                            41                             41
    Unrealized loss on investments ...................                                           (57)                           (57)
                                                                                                                          ---------
        Total comprehensive income ...................                                                                       46,273
Common stock issued under stock plans ................          1,474         20,111                                         20,111
Tax benefit from employee stock transactions .........                         1,426                                          1,426
                                                               ------      ---------       ---------       ---------      ---------
Balances, December 31, 1998 ..........................         38,261        225,265          (1,955)         19,962      $ 243,272
                                                               ------      ---------       ---------       ---------      ---------
Components of comprehensive income:
    Net income .......................................                                                        57,278         57,278
    Accumulated translation adjustments ..............                                           202                            202
    Unrealized loss on investments ...................                                          (261)                          (261)
                                                                                                                          ---------
        Total comprehensive income ...................                                                                       57,219
Common stock issued under stock plans ................          4,119         67,740                                         67,740
Tax benefit from employee stock transactions .........                        28,938                                         28,938
Conversion of convertible  debt into common stock ....             61          1,813                                          1,813
                                                               ------      ---------       ---------       ---------      ---------
Balances, December 31, 1999 ..........................         42,441        323,756          (2,014)         77,240      $ 398,982
                                                               ------      ---------       ---------       ---------      ---------
Components of comprehensive income (loss):
    Net loss .........................................                                                        (6,953)        (6,953)
    Accumulated translation adjustments ..............                                          (628)                          (628)
    Unrealized gain on investments ...................                                           885                            885
                                                                                                                          ---------
        Total comprehensive income (loss) ............                                                                       (6,696)
Conversion of convertible debt into common stock .....                        17,026                                         17,026
Tax benefit from employee stock transactions .........                        86,174                                         86,174
Common stock issued under stock plans ................          6,801        110,775                                        110,775
Proceeds from sale of non-voting common stock ........            475          9,391                                          9,391
Warrant issuance .....................................                        12,632                                         12,632
Accelerated vesting of stock options .................                        17,170                                         17,170
Transfer of net assets to Harmonic ...................                       (33,114)                        (68,043)      (101,157)
Additional cash transferred to Harmonic ..............                       (34,775)                                       (34,775)
Income tax paid on spin-off of DiviCom ...............                      (431,370)                                      (431,370)
Deferred tax asset related to increase in tax basis on
  spin-off of DiviCom ................................                        58,544                                         58,544
                                                               ------      ---------       ---------       ---------      ---------
Balances, December 31, 2000 ..........................         49,717      $ 136,209       $  (1,757)      $   2,244      $ 136,696
                                                               ======      =========       =========       =========      =========


                 See notes to consolidated financial statements.

                            C-CUBE MICROSYSTEMS INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      YEARS ENDED DECEMBER 31,
                                                                                 -----------------------------------
                                                                                   2000         1999          1998
                                                                                 ---------    ---------    ---------
                                                                                            (In Thousands)
Cash flows from operating activities:
    Net income (loss) ........................................................   $  (6,953)   $  57,278    $  46,289
    Adjustments to reconcile net income to net cash provided by operating activities:
      Extraordinary gain on repurchase of convertible notes ..................          --           --       (3,494)
      Gain from sale of marketable securities ................................      (4,607)         (33)          --
      Minority interest in subsidiary ........................................          72          443         (337)
      Depreciation and amortization ..........................................      13,001       15,733       16,306
      Deferred income taxes ..................................................      (2,009)      (7,834)       8,633
      Warrant issuance .......................................................      12,632           --           --
      Compensation expense recorded on accelerated vesting of stock options ..      17,170           --           --
      Changes in assets and liabilities:
         Receivables .........................................................     (10,887)      (3,054)      10,190
         Inventories .........................................................      (8,585)        (692)        (145)
         Prepaid and other assets ............................................     (10,783)        (568)      (2,209)
         Accounts payable ....................................................      (4,514)      12,929        5,460
         Income taxes payable ................................................       3,215       (8,993)       9,646
         Deferred contract revenue ...........................................          --       (1,731)       1,731
         Accrued liabilities .................................................      12,028        5,782        4,664
                                                                                 ---------    ---------    ---------
      Net cash provided (used) by operating activities .......................       9,780       69,260       96,734
      Net cash provided (used) by discontinued operations ....................       7,455      (29,067)     (14,463)
                                                                                 ---------    ---------    ---------
      Net cash provided by operating activities ..............................      17,235       40,193       82,271
                                                                                 ---------    ---------    ---------
Cash flows from investing activities:
    Sales and maturities of short-term investments ...........................     173,109      203,174       51,736
    Purchases of short-term investments ......................................      (3,011)    (269,060)    (104,447)
    Capital expenditures .....................................................      (6,799)     (17,435)     (14,832)
    Production capacity rights ...............................................     (20,000)      11,700           --
    Other assets .............................................................          85       (3,244)        (211)
                                                                                 ---------    ---------    ---------
    Net cash provided (used) by investing activities .........................     143,384      (74,865)     (67,754)
                                                                                 ---------    ---------    ---------
Cash flows from financing activities:
    Bank borrowings ..........................................................      40,000           --       39,541
    Repayment of bank borrowings .............................................     (13,000)          --      (39,541)
    Loan from Harmonic .......................................................     117,980           --           --
    Repayment of Harmonic loan ...............................................    (117,980)          --           --
    Payment of purchase consideration ........................................          --           --       (1,125)
    Payments of capital lease obligations ....................................        (564)        (295)        (387)
    Repurchase of convertible subordinated notes .............................         (10)      (3,271)     (56,099)
    Additional cash transferred to Harmonic ..................................     (34,775)          --           --
    Tax benefit from employee stock transactions .............................      86,174           --           --
    Proceeds from sale of non-voting stock ...................................       9,391           --           --
    Income tax paid on spin-off of DiviCom ...................................    (431,371)          --           --
    Common stock issued under stock plans ....................................     110,775       67,740       20,111
                                                                                 ---------    ---------    ---------
    Net cash provided (used) by financing activities .........................    (233,380)      64,174      (37,500)
                                                                                 ---------    ---------    ---------
Exchange rate impact on cash and equivalents .................................        (648)         463         (331)
                                                                                 ---------    ---------    ---------
Net increase (decrease) in cash and equivalents ..............................     (73,409)      29,965      (23,314)
Cash and equivalents, beginning of period ....................................     123,145       93,180      116,494
                                                                                 ---------    ---------    ---------
Cash and equivalents, end of period ..........................................   $  49,736    $ 123,145    $  93,180
                                                                                 =========    =========    =========
Supplemental  schedule of noncash investing and financing activities:
    Equipment acquired under lease ...........................................   $   1,251    $   1,133    $     861
    Conversion of convertible debt into common stock .........................      17,026        1,813           --
    Transfer of net assets to Harmonic .......................................     101,157           --           --
    Deferred tax asset related to increase in tax basis on spin-off of DiviCom      58,544           --           --
    Cash paid during the period for:
      Interest ...............................................................   $   2,087    $   1,484    $   4,410
      Income taxes ...........................................................      38,957       13,199        1,092

                       See notes to consolidated financial statements.

                            C-CUBE MICROSYSTEMS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

NOTE 1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

        C-Cube Microsystems Inc. (the "Company" or "C-Cube") was founded in July 1988. The Company operates as a leading provider of both digital video semiconductor solutions that implement international standards for digital video, including MPEG-1 and MPEG-2.

        C-Cube entered into an Amended and Restated Agreement and Plan of Merger and Reorganization with Harmonic Inc. on December 9, 1999. In accordance with this agreement, on May 2, 2000, C-Cube's semiconductor division was spun-off into an independent company, C-Cube Semiconductor Inc., and on May 3, 2000, C-Cube Microsystems Inc., consisting primarily of its DiviCom division, was merged with Harmonic Inc. C-Cube Semiconductor Inc. was then renamed C-Cube Microsystems Inc. (the "Company" or "C-Cube") with the approval of Harmonic, Inc., to maintain customer continuity and the brand identity of C-Cube's semiconductor products. The transaction was accounted for as if the semiconductor division were the continuing entity. Accordingly, as required by Accounting Principles Board Opinion No. 30 and Emerging Issues Task Force Issue No. 95-18, the results of operations of the Semiconductor division (the continuing entity) are reported separately from the results of operations of the DiviCom division (the discontinued entity). The results of operations in prior periods have been restated and certain prior period amounts have been reclassified to conform to the current period presentation. These restatements and reclassifications had no effect on net income or stockholders' equity.

CONSOLIDATION

        The consolidated financial statements include the Company, its wholly owned subsidiaries and C-Cube Japan, Inc. (a 65% owned Japanese subsidiary) after elimination of intercompany accounts and transactions.

CASH AND EQUIVALENTS AND SHORT-TERM INVESTMENTS

        All highly liquid debt instruments purchased with an original maturity of three months or less are classified as cash equivalents.

        Management determines the classification of debt and equity securities at the time of purchase and reevaluates the classification at each balance sheet date. Short-term investments are classified as available-for-sale when the Company generally has the ability and intent to hold such securities to maturity, but, in certain circumstances, may potentially dispose of such securities prior to their maturity to implement management strategies. Securities available-for-sale are reported at fair value with unrealized gains and losses reported as a separate component of stockholders' equity. All available-for-sale securities are classified as current assets.

INVENTORIES

        Inventories are stated at the lower of cost (first-in, first-out) or market. Cost is computed using standard costs which approximate actual cost on a first-in, first-out basis.

PROPERTY AND EQUIPMENT

        Property and equipment are stated at cost. Depreciation is provided using the straight-line method over estimated useful lives of three years. Equipment under capital leases are amortized over the shorter of their estimated useful lives or three years. Leasehold improvements are amortized over the lease term.

                            C-CUBE MICROSYSTEMS INC.

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

REVENUE RECOGNITION AND ACCOUNTS RECEIVABLE

        The Company records product sales to customers and distributors at the time of shipment. Certain of the Company's agreements with its distributors permit limited stock rotation and provide for price protection. Allowances for returns and adjustments, including price protection, are provided at the time sales are recorded.

        In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition," which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the Securities and Exchange Commission. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. SAB 101 is effective for the fiscal quarter beginning October 1, 2000. The adoption of SAB 101 did not have a material impact on the consolidated financial statements.

RESEARCH AND DEVELOPMENT

        Research and development expenses include costs and expenses associated with the development of the Company's design methodology and the design and development of new products, including initial nonrecurring engineering and product verification charges from foundries. Research and development is expensed as incurred.

INCOME TAXES

        The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes," which prescribes the use of the asset and liability approach whereby deferred tax liabilities and assets are calculated for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities, net operating loss and tax credit carryforwards.

ESTIMATES

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues and expenses as of the dates and for the periods presented. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

        Financial instruments include cash equivalents, short-term investments and a promissory note. Cash equivalents and short-term investments are stated at fair value based on quoted market prices. The estimated fair value of all other financial instruments at December 31, 2000 and 1999 was not materially different from the values presented in the consolidated balance sheets.

CONCENTRATION OF CREDIT RISK

        Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, short-term investments, accounts receivable and financial instruments used in hedging transactions. By policy, the Company places its investments only with financial institutions meeting its credit guidelines and, other than U.S. Government Treasury instruments, limits the amounts invested in any one institution or in any type of instrument. Almost all of the Company's accounts receivable are derived from sales to manufacturers and distributors in the consumer electronics industry. The

                            C-CUBE MICROSYSTEMS INC.

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

Company performs ongoing credit evaluations of its customers' financial condition and manages its exposure to losses from bad debts by limiting the amount of credit extended whenever deemed necessary and generally does not require collateral. At December 31, 2000, 33% and 17% of the Company's accounts receivables were from two customers. No other customers accounted for more than 10% of accounts receivable. At December 31, 1999, three customers accounted for greater than 10% of accounts receivable and were 18%, 12% and 12% of the balance.

        The geographic distribution of receivables is as follows:

                                                                 DECEMBER 31,
                                                            --------------------
                                                            2000            1999
                                                            ----            ----
Europe .........................................             49%             38%
Asia (excluding Japan) .........................             24              25
Japan ..........................................             12              29
North America ..................................             15               8
                                                            ----            ----
        Total ..................................            100%            100%
                                                            ====            ====

FOREIGN CURRENCY TRANSLATION

        The functional currency of C-Cube Japan is the Japanese yen. Accordingly all assets and liabilities of C-Cube Japan are translated at the current exchange rate at the end of the period and revenues and costs at average exchange rates in effect during the period. Gains and losses from foreign currency translation are recorded as a separate component of stockholders' equity.

FORWARD EXCHANGE CONTRACTS

        In the normal course of business, the Company has exposure to foreign currency fluctuations arising from foreign currency purchases and inter-company sales, among other things. The Company enters into forward exchange contracts to neutralize the impact of foreign currency fluctuations on assets and liabilities. Gains and losses on forward exchange contracts and the related receivables are recorded in other income. The costs of entering into such contracts are not material to the Company's financial results. The fair value of exchange contracts is determined by obtaining quoted market prices of comparable contracts at the balance sheet date, adjusted by interpolation where necessary for maturity differences. The Company's risk in these contracts is the cost of replacing, at current market rates, these contracts in the event of default by the other party. These contracts are executed with creditworthy financial institutions and are denominated in the currency of major industrial nations.

        At December 31, 2000, the Company had $3.9 million of outstanding foreign exchange contracts to sell Japanese yen. The estimated fair values of these contracts at December 31, 2000 were not materially different from the net carrying values. These contracts mature through January 2001. Unrealized gains on forward exchange contracts at December 31, 2000 were not material.

        At December 31, 1999, the Company had $3.1 million of outstanding foreign exchange contracts to sell Japanese yen, $1.5 million of outstanding foreign exchange contracts to sell Great Britain pounds and $0.2 million of outstanding foreign exchange contracts to sell French francs. The estimated fair values of these contracts at December 31, 1999 were not materially different from the net carrying values. These contracts matured through January 2000. Unrealized gains on forward exchange contracts at December 31, 1999 were not material.

        In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting

                            C-CUBE MICROSYSTEMS INC.

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS 133 is effective for fiscal years beginning after June 15, 2000. The Company adopted SFAS 133 on January 1, 2001. The adoption of this statement did not have a material impact on the consolidated financial statements.

INTANGIBLES

        The Company amortizes distribution rights over 15 years and other intangible assets over 5 years. The Company reviews intangibles and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of intangibles and other long-lived assets is measured by comparison of its carrying amount to future net cash flows the intangibles and other long-lived assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the intangible or other long-lived asset exceeds its fair market value, as determined by discounted cash flows using a discount rate reflecting the Company's average cost of funds.

EARNINGS PER SHARE

        Basic earnings per share ("EPS") excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that would occur if securities or other contracts to issue common stock were exercised or converted into common stock.

STOCK-BASED COMPENSATION

        The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees." In connection with the merger and spin-off, the Company recorded stock-based compensation expense, within selling, general and administrative, of $15.5 million related to the accelerated vesting of options for certain employees of the Company.

RECLASSIFICATIONS

        Certain reclassifications have been made to prior year balances in order to conform to the current year presentation.

NOTE 2. DISCONTINUED OPERATION

        The results of discontinued operations are presented on two line items on the face of the Consolidated Statements of Income. For the current year, loss from operations of DiviCom represents the net loss of DiviCom operations through the date of merger of $10.1 million. Revenues and taxes for this period were $36.8 million and $6.8 million, respectively. For the year ended December 31, 1999 revenues and taxes were $185.5 million and $10.2 million. Revenues and taxes for the year ended December 31, 1998 were $142.7 million and $9.1 million respectively. Loss on disposal of DiviCom of $6.2 million includes direct costs, net of taxes, associated with the merger/spin-off transactions that were incurred by the Company.

                            C-CUBE MICROSYSTEMS INC.

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

NOTE 3. SHORT-TERM INVESTMENTS

        Short-term investments are $2.8 million as of December 31, 2000 and $167.4 million as of December 31, 1999, including the following available-for-sale securities.

                                                                       UNREALIZED
                                            AMORTIZED     UNREALIZED     HOLDING
                                               COST     HOLDING GAINS     LOSSES      MARKET VALUE
                                            ---------   -------------  ----------     ------------
                                                            (IN THOUSANDS)
December 31, 2000:
U.S. government agencies ..............      $  1,960      $     40        $   --       $  2,000
Debt securities .......................           506            --            (1)           505
Corporate stock .......................            50           243            --            293
                                             --------      --------      --------       --------
        Total short-term investments ..      $  2,516      $    283      $     (1)      $  2,798
                                             ========      ========      ========       ========
December 31, 1999
Commercial paper ......................      $ 87,368      $      3      $    (61)      $ 87,310
Municipal bonds .......................        36,552             4          (202)        36,354
U.S. government agencies ..............        23,397             1          (101)        23,297
Corporate bonds .......................        20,564            --          (122)        20,442
                                             --------      --------      --------       --------
        Total short-term investments ..      $167,881      $      8      $   (486)      $167,403
                                             ========      ========      ========       ========

        As of December 31, 2000, all of the Company's debt investments had remaining maturities of one year or less.

NOTE 4. INVENTORIES

        Inventories consist of:


                                                                DECEMBER 31,
                                                            -------------------
                                                              2000       1999
                                                            --------   --------
                                                              (IN THOUSANDS)
Raw materials...........................................    $  7,213   $  1,238
Work-in-process.........................................       1,130      3,563
Finished goods..........................................       9,162      4,165
                                                            --------   --------
               Total....................................    $ 17,505   $  8,966
                                                            ========   ========

NOTE 5. PROPERTY AND EQUIPMENT

        Property and equipment consist of:

                                                             DECEMBER 31,
                                                         --------------------
                                                            2000        1999
                                                         --------    --------
                                                             (IN THOUSANDS)
Equipment under capital lease........................    $  4,472    $  1,230
Machinery and equipment -- principally computers.....      44,863      47,766
Furniture and fixtures...............................       5,845       3,823
Leasehold improvements...............................       6,664       7,548
                                                         --------    --------
               Total...................................    61,844      60,367
Accumulated depreciation and amortization............     (43,936)    (40,012)
                                                         --------    --------
Property and equipment -- net........................    $ 17,908    $ 20,355
                                                         ========    ========

                            C-CUBE MICROSYSTEMS INC.

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

NOTE 6. PRODUCTION CAPACITY RIGHTS

        In the fourth quarter of 1999, the Company signed a production capacity agreement with United Microelectronics Corporation (UMC) to provide chip production capacity in the years 2000 to 2002, for which it paid a $20.0 million refundable payment in January 2000, classified as non-current asset. This deposit earns interest at 4% per year, allows for certain discounts on purchased capacity based upon the quantities purchased and is refundable after 90 days notice by the Company. The agreement does not commit the Company to purchase chips, but does guarantee the availability of a set capacity of chips at "not to exceed" prices.

        In the second quarter of 1996, the Company expanded and formalized its relationship with Taiwan Semiconductor Manufacturing Co., Ltd. (TSMC) to provide wafer production capacity in the years 1996 to 2001. The agreement with TSMC provided that TSMC would produce and ship wafers to the Company at specified prices and required the Company to make two advance payments totaling $49.0 million. An advance payment of $24.5 million was made in June 1996. In May 1997, the Company amended its agreement with TSMC which resulted in a reduction of the Company's future wafer purchase commitments and the forgiveness of the second advance payment of $24.5 million. In January 1999, the Company signed a second amendment to its agreement with TSMC which resulted in a refund to the Company of $11.7 million and an extension of the term of the agreement to 2003. Advance payments associated with wafer production capacity rights are amortized over the shorter of the contract period or the actual delivery of wafers in relation to the minimum number of wafers to be purchased under the agreement. At December 31, 2000, remaining production capacity rights were $5.7 million, of which $2.1 million was included in other current assets and $3.6 million was classified as a non-current asset.

NOTE 7. LINE OF CREDIT

        As of December 31, 2000 the Company had a $27.0 million bank line of credit ($27.0 million outstanding at December 31, 2000) that expires on May 31, 2002. The first $6.0 million of borrowed funds bear interest at LIBOR plus 2.0% (8.4% at December 31, 2000), with additional borrowings bearing interest at the bank's prime rate (9.5% at December 31, 2000). The line of credit agreement requires that the Company, among other things, maintain a minimum tangible net worth and certain financial ratios and is collateralized by the current assets of the Company. At December 31, 2000, the Company was not in compliance with one of its covenants. The bank has waived compliance with this requirement for the fiscal year ended December 31, 2000.

        On January 4, 2001 the line of credit was revised. Under the terms of the revised line of credit agreement, $22.0 million bears interest at LIBOR plus 2% (8.4% as of January 4, 2001) and $5.0 million bears interest at the bank's prime rate (9.0% as of January 4, 2001), with all other loan terms remaining the same.

                            C-CUBE MICROSYSTEMS INC.

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

NOTE 8. LONG-TERM OBLIGATIONS

        Long-term obligations consist of :

                                                              DECEMBER 31,
                                                        --------       --------
                                                          2000           1999
                                                        --------       --------
                                                             (IN THOUSANDS)
Bank line of credit ..............................      $ 27,000       $     --
Convertible notes (see below) ....................            --         17,570
Capital lease obligations (see Note 9) ...........         2,381          1,382
Other long-term obligations ......................           662            621
                                                        --------       --------
                                                          30,043         19,573
Current portion ..................................       (28,744)          (727)
                                                        --------       --------
Long-term portion ................................      $  1,299       $ 18,846
                                                        ========       ========

        In November 1995, the Company completed a public debt offering of $86.3 million of convertible subordinated notes (the "notes") that matured in 2005. Interest was payable semi-annually at 5.875% per annum. The notes became convertible at the option of the note holders into the Company's common stock at an initial conversion price of $30.70 per share, subject to adjustment. Beginning in November 1997, the notes became redeemable at the option of the Company at an initial redemption price of 104.7% of the principal amount.

        During 2000 all note holders elected the option to convert their notes into shares of the Company's common stock at a price of $30.70. The price was equivalent to 103.5% of the principal amount. The loss on conversion of the notes was not material to the Company.

        During 1999, the Company repurchased $3.4 million of the notes at 95.5% of the principal amount, with accrued interest to the date of repurchase.

        During 1998, the Company repurchased $63.5 million of the face value of the notes at 88.4% of the principal amount, with accrued interest to the date of repurchase, and recognized an extraordinary gain of $3.5 million, or $0.09 per diluted share, net of related income taxes of $2.4 million.

NOTE 9. COMMITMENTS AND CONTINGENCIES

        Equipment with a cost of $6.2 million and $5.0 million and accumulated depreciation of $2.8 million and $0.8 million was leased under capital leases at December 31, 2000 and 1999, respectively. In addition, the Company rents office and research facilities under operating lease agreements that expire through July 2007.

                            C-CUBE MICROSYSTEMS INC.

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

        Future minimum annual operating and capital lease commitments at December 31, 2000 are as follows:


                                                     OPERATING          CAPITAL
                                                     --------           -------
                                                             (IN THOUSANDS)
2001 ......................................             4,610             1,620
2002 ......................................             4,150               743
2003 ......................................             4,016               114
2004 ......................................             3,853                --
2005 ......................................             3,312                --
Thereafter ................................             2,393                --
                                                     --------           -------
Total minimum lease payments ..............          $ 22,334             2,477
                                                     ========
Amount representing interest ..............                                 (96)
                                                                        -------
Present value of minimum lease payments....                               2,381
Current portion............................                              (1,697)
                                                                        -------
Long-term portion..........................                              $  684
                                                                        =======


        Rent expense for operating leases was approximately $3.6 million, $3.0 million and $2.3 million for the years ended December 31, 2000, 1999 and 1998, respectively.

        The Company has been named as a defendant in a securities class-action complaint filed in the United States district court for the northern district of California. The plaintiffs in this action purport to represent the class of all persons who purchased common stock between January 19th, 2000 and May 3, 2000 in the entity then known as C-Cube Microsystems (see Note 1). The complaint alleges that the Company is liable for the acts and statements for the entity known as C-Cube Microsystems prior to May 3, 2000 even though the Company did not legally exist prior to May 3, 2000. This case is in its early stages and the Company believes that the allegations contained in the complaint are without merit and intends to defend the action vigorously.

        From time-to-time the Company is party to certain litigation or legal claims. Management has reviewed all pending legal matters and believes that the resolution of such matters will not have a significant adverse effect on the Company's financial position or results of operations.

NOTE 10. STOCKHOLDERS' EQUITY

        Preferred Stock

        The number of shares of preferred stock authorized to be issued is 10,000,000 with a par value of $0.001 per share. Preferred stock may be issued from time-to-time in one or more series. The Board of Directors is authorized to provide for the rights, preferences, privileges and restrictions of the shares of such series. As of December 31, 2000, no shares of preferred stock had been issued.

        Common Stock

        The Company has authorized 25,450,000 shares of its common stock for issuance to founders, employees and others as designated by the Board of Directors through the Company's stock option plans or through stock purchase agreements.

                            C-CUBE MICROSYSTEMS INC.

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

        Warrant issuance

        On February 10, 2000, C-Cube entered into a Securities Purchase Agreement ("Agreement") with Thomson Multimedia S.A., a French societe anonyme, whereby, on May 8, 2000, C-Cube issued and sold to Thomson 474,747 shares of non-voting common stock at a price of $19.78 per share and issued to Thomson a warrant to purchase 949,494 shares of common stock. The warrants were fully vested upon issuance and will become exercisable at a price of $19.78 per share one week prior to the expiration date of May 8, 2007, or in part prior to the expiration date upon the achievement of certain milestones. The Company calculated the fair value of the warrants using the Black-Scholes options pricing model with the following weighted-average assumptions: expected life, 7 years; stock volatility, 69%; risk-free interest rate, 6.82%, and no dividends during the expected term. The Company recorded a charge, within research and development, of $12.6 million in the second quarter of 2000.

        Employee Stock Option Plans

        The Company's stock option plans (the "Plans") authorize the issuance of 25,000,000 shares of common stock (included in the 25,450,000 authorized shares discussed above) for the grant of incentive or nonstatutory stock options and the direct award or sale of shares to employees, directors, contractors and consultants. Under the Plans, options are generally granted at fair value at the date of grant. Such options become exercisable over periods of one to five years and expire up to 10 years from the grant date.

        Option activity under the Plans was as follows:

                                                                                  WEIGHTED
                                                               NUMBER OF     AVERAGE EXERCISE
                                                                SHARES             PRICE
                                                              -----------    ----------------
Outstanding, December 31, 1997 (3,699,655 exercisable
    at a weighted average price of $12.93) ............        11,914,546           17.80
Granted (weighted average fair value of $11.82) .......         5,416,528           18.60
Exercised .............................................        (1,250,803)         (13.14)
Canceled ..............................................        (1,861,978)         (19.95)
                                                              -----------          ------
Outstanding,  December 31, 1998 (4,982,647  exercisable
    at a weighted average price of $18.23) ............        14,218,293           18.23
Granted (weighted average fair value of $16.84) .......         5,123,368           25.52
Exercised .............................................        (3,816,514)         (16.28)
Canceled ..............................................        (2,242,618)         (19.81)
                                                              -----------          ------
Outstanding,  December 31, 1999 (3,848,998  exercisable
at a weighted average price of $17.88) ................        13,282,529           21.34
Granted (weighted average fair value of $23.31) .......        20,559,134           31.43
Exercised .............................................        (5,848,395)         (17.98)
Canceled ..............................................       (11,558,039)         (29.36)
                                                              -----------          ------
Outstanding, December 31, 2000 ........................        16,435,229           12.77
                                                              ===========          ======

                            C-CUBE MICROSYSTEMS INC.

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

        Additional information regarding options outstanding as of December 31, 2000 is as follows:


                                    OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                          ------------------------------------------  ---------------------------
                                          WEIGHTED
                                          AVERAGE
                                         REMAINING       WEIGHTED                     WEIGHTED
                             NUMBER     CONTRACTUAL      AVERAGE        NUMBER        AVERAGE
RANGE OF EXERCISE PRICES  OUTSTANDING   LIFE (YEARS)  EXERCISE PRICE  EXERCISABLE  EXERCISE PRICE
------------------------  -----------   ------------  --------------  -----------  --------------
    $ 5.80 - $ 7.33        2,204,186       7.56           $ 6.52        415,057       $ 6.53
      7.38 -   7.73        3,354,136       7.79             7.62        702,130         7.62
      7.76 -   8.09        1,821,910       6.44             8.01        563,120         8.03
      8.11 -  12.76        2,394,470       8.12             9.95        530,754        10.04
     12.76 -  17.50        2,504,200       9.16            15.56        436,451        14.85
     17.56 -  20.42        2,074,115       9.22            18.61        302,399        18.51
     20.44 -  40.43        2,082,212       9.20            25.58        291,637        25.16
    ---------------       ----------       ----           ------      ---------       ------
    $ 5.80 - $40.43       16,435,229       8.22           $12.77      3,241,548       $11.52
                          ==========


        C-Cube's 2000 Stock Option Plans include Employee Stock Option Plan and Director Option Plan. The Employee Stock Option Plan has an annual increase on January 1, 2001, equal to 3% of shares outstanding.

        Employee Stock Purchase Plan

        The Company has an employee stock purchase plan, under which eligible employees may authorize payroll deductions of up to 10% of their compensation (as defined in the plan) to purchase common stock at a price equal to 85% of the lower of the fair market values as of the beginning of the offering period or end of the purchase period. Stock issued under the plan was 316,000, 328,000 and 223,000 shares in 2000, 1999 and 1998 at weighted average prices of $17.77, $17.16 and $15.52, respectively. The weighted average fair market value of the 2000, 1999 and 1998 awards was $24.02, $7.96 and $7.06, respectively. At
December 31, 2000, 1,039,635 shares of common stock were available for issuance under this plan.

        Additional Stock Plan Information

        As discussed in Note 1, the Company continues to account for its stock-based awards using the intrinsic value method in accordance with Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees" and its related interpretations. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements which are granted with exercise prices equal to the fair market value at grant date.

        Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS 123) requires the disclosure of pro forma net income and earnings per share had the Company adopted the fair value method as of the beginning of fiscal 1995. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the Black-Scholes option pricing model with the following weighted average assumptions: expected life, 5.8 in 2000, 5.8 in 1999 and 5.6 in 1998; stock volatility, 49% in 2000, 68% in 1999 and 68% in 1998;
risk free interest rates, 5.2% in 2000, 5.5% in 1999 and 5.2% in 1998; and no dividends during the expected term. The Company's

                            C-CUBE MICROSYSTEMS INC.

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

calculations are based on a single option valuation approach and forfeitures are recognized as they occur. If the computed fair values of the 2000, 1999 and 1998 awards had been amortized to expense over the vesting period of the awards, pro forma net income (loss) would have been $(56.0) million ($(1.04) per share) in 2000, $25.7 million ($0.66 per share) in 1999 and $15.2 million ($0.52 per share) in 1998. Per share amounts above represent diluted earnings per share under SFAS 128 (see Note 1).

        Employee Benefit Plan

        The Company has a 401(k) tax-deferred savings plan under which participants may contribute up to 20% of their compensation, subject to certain Internal Revenue Service limitations. The Company is not required to contribute and has not contributed to the plan to date.

                            C-CUBE MICROSYSTEMS INC.

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

NOTE 11. EARNINGS PER SHARE

        The following table sets forth the computation of basic and diluted earnings per share:

                                                                                    YEARS ENDED DECEMBER 31,
                                                                               ---------------------------------
                                                                                 2000         1999        1998
                                                                               --------     --------    --------
                                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Numerator:
    Continuing operations:
      Income from continuing operations before extraordinary item ............ $  9,324     $ 36,652    $ 27,215
      Extraordinary item .....................................................       --           --       3,494
                                                                               --------     --------    --------
      Numerator for basic earnings per share from continuing operations ......    9,324       36,652      30,709
      Add back interest expense after tax related to convertible shares ......       --          750       2,242
                                                                               --------     --------    --------
      Numerator for diluted earnings per share from continuing operations ....    9,324       37,402      32,951
    Discontinued operations:
      Income from discontinued operations of DiviCom (net of tax) ............  (10,087)      20,626      15,580
      Loss on disposal of DiviCom (net of tax) ...............................   (6,190)          --          --
                                                                               --------     --------    --------
      Numerator for diluted earnings per share from discontinued operations .. $(16,277)    $ 20,626    $ 15,580
                                                                               ========     ========    ========
Denominator:
    Weighted-average shares -- denominator for basic earnings per share ......   47,503       39,891      37,382
    Convertible shares .......................................................       --          645       1,871
    Dilutive common stock equivalents, using treasury stock method ...........    6,350        4,035       1,501
                                                                               --------     --------    --------
    Denominator for diluted earnings per share ...............................   53,853       44,571      40,754
                                                                               --------     --------    --------
Basic earnings per share from continuing operations .......................... $   0.20     $   0.92    $   0.82
                                                                               ========     ========    ========
Basic earnings per share from discontinued operations ........................ $  (0.35)    $   0.52    $   0.42
                                                                               ========     ========    ========
Basic earnings per share ..................................................... $  (0.15)    $   1.44    $   1.24
                                                                               ========     ========    ========
Diluted earnings per share from continuing operations ........................ $   0.17     $   0.84    $   0.81
                                                                               ========     ========    ========
Diluted earnings per share from discontinued operations ...................... $  (0.30)    $   0.46    $   0.38
                                                                               ========     ========    ========
Diluted earnings per share ................................................... $  (0.13)    $   1.30    $   1.19
                                                                               ========     ========    ========

        Options to purchase 4,956,000 shares have been excluded from the computation as their effect would have been anti-dilutive.

                            C-CUBE MICROSYSTEMS INC.

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

NOTE 12. COMPREHENSIVE INCOME

        The Company has presented its comprehensive income in the Statement of Changes in Stockholders' Equity. The following are the components of accumulated other comprehensive loss:

                                                                 DECEMBER 31,
                                                             -------------------
                                                              2000        1999
                                                             -------     -------
                                                               (IN THOUSANDS)
Unrealized gain (loss) on investments..................      $   407      $ (478)
Accumulated translation adjustments....................       (2,164)     (1,536)
                                                             -------     -------
Total..................................................      $(1,757)    $(2,014)
                                                             =======     =======

NOTE 13. INCOME TAXES

        The provision for income taxes is as follows:

                                              YEARS ENDED DECEMBER 31,
                                     ------------------------------------------
                                       2000             1999             1998
                                     --------         --------         --------
Current:                                           (IN THOUSANDS)
Federal .....................        $  6,115         $  5,761         $  8,625
State .......................          (3,214)             826            1,332
Foreign .....................           1,262            1,970            2,143
                                     --------         --------         --------
        Total ...............           4,163            8,557           12,100
                                     ========         ========         ========
Deferred:
Federal .....................            (722)            (152)          (2,166)
State .......................             (34)           6,145             (128)
Foreign .....................              --               --               --
                                     --------         --------         --------
        Total ...............            (756)           5,993           (2,294)
                                     --------         --------         --------
Total .......................        $  3,407         $ 14,550         $  9,806
                                     ========         ========         ========

        The tax benefit associated with dispositions from employee stock plans reduced taxes currently payable by $86.2 million, $28.9 million and $1.4 million for 2000, 1999 and 1998, respectively.

        The Company incurred a tax liability of $431.4 million as a result of separating DiviCom from C-Cube. DiviCom was subsequently merged into Harmonic, Inc. The liability reduced stockholders' equity.

                            C-CUBE MICROSYSTEMS INC.

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

        Income tax expense differs from the amount computed by applying the federal statutory income tax rate to income before taxes as follows:

                                                                 YEARS ENDED DECEMBER 31,
                                                              -----------------------------
                                                                2000       1999      1998
                                                              --------   --------  --------
                                                                      (IN THOUSANDS)
Tax expense computed at federal statutory rate............    $  4,416   $ 18,075  $ 12,839
State income taxes, net of federal effect.................         149       (532)      382
Tax credits...............................................      (8,049)    (2,191)   (1,574)
Foreign operations taxed at different rates...............      (1,563)    (2,267)   (2,533)
Non-deductible expenses...................................          --        267        --
Repatriation of foreign subsidiary earnings...............       7,746         --        --
Other.....................................................         708      1,198       692
                                                              --------   --------  --------
Income tax expense........................................    $  3,407   $ 14,550  $  9,806
                                                              ========   ========  ========

        The components of the net deferred tax asset as of December 31 were as follows:

                                                              2000       1999
                                                            --------   --------
                                                               (IN THOUSANDS)
Deferred tax assets:
   Accruals and reserves recognized in different periods.   $  5,879   $  5,076
   Tax credit carryforwards .............................     10,240     12,731
   Deferred revenue .....................................        204        163
   Purchased technology .................................         --        655
   Tax basis depreciation and amortization ..............     46,712      2,098
                                                            --------   --------
               Total ....................................     63,035     20,723
                                                            --------   --------
Deferred tax liabilities:
   Unrepatriated foreign earnings .......................         --    (10,757)
                                                            --------   --------
               Total ....................................         --    (10,757)
                                                            --------   --------
Net deferred tax assets .................................   $ 63,035   $  9,966
                                                            ========   ========

        At December 31, 2000, the Company has tax credit carryforwards of approximately $14 million expiring through 2007.

        U.S. income taxes were not provided on a cumulative total of approximately $6 million and $20 million of undistributed earnings from foreign subsidiaries for the years ending December 31, 2000 and 1999, respectively. The Company intends to reinvest these earnings indefinitely in foreign operations. It is not practicable to estimate the income tax liability that might be incurred upon the remittance of such earnings.

NOTE 14. EXTRAORDINARY ITEM

        During 1998, the Company repurchased $63.5 million of the face value of the Company's 5.875% subordinated convertible notes due 2005 (the "notes") at 88.4% of the principal amount, with accrued interest to the date of repurchase, and recognized an extraordinary gain of $3.5 million, or $0.09 per diluted share, net of related income taxes of $2.4 million.

                            C-CUBE MICROSYSTEMS INC.

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

NOTE 15. ROYALTIES

        The Company is required to pay royalties based on a percentage of the net sales of products developed under certain development agreements. Royalty expense was $1.6 million, $1.8 million and $0.6 million in 2000, 1999, 1998, respectively.

NOTE 16. GEOGRAPHIC INFORMATION AND MAJOR CUSTOMERS

        The company operates in primarily one industry segment: the development and marketing of powerful, highly integrated, standards-based digital video compression and decompression semiconductors. This technology has enabled the development of a significant number of new or enhanced applications in the consumer electronics and communications markets including VideoCD and DVD players, desktop video production systems, decoders for digital set-top boxes and broadcast and professional encoders.

        Geographic Information

        Revenues are broken out geographically by the ship-to location of the customer.

                                                  YEARS ENDED OR AS OF DECEMBER 31,
                                     ----------------------------------------------------------
                                            2000                1999                1998
                                     ------------------  ------------------  ------------------
                                                 NET                 NET                 NET
                                     REVENUES  PROPERTY  REVENUES  PROPERTY  REVENUES  PROPERTY
                                     --------  --------  --------  --------  --------  --------
                                                           (IN THOUSANDS)
North America....................    $ 34,133  $ 17,106  $ 39,363  $ 19,118  $ 38,253  $ 17,661
China............................      65,265       367    78,818       563   119,536       916
Europe...........................      72,138       110    33,147       156    16,633        78
Japan............................      33,465       281    35,064       436    15,953       483
Other Asia.......................      56,394        41    34,452        78    18,630        93
Rest of World....................       3,654         3     1,304         4        77        39
                                     --------  --------  --------  --------  --------  --------
        Total....................    $265,049  $ 17,908  $222,148  $ 20,355  $209,082  $ 19,270
                                     ========  ========  ========  ========  ========  ========

        Major Customers

        During 2000, two customers of the Company accounted for $29.9 million and $28.1 million, each 11% of the Company's revenues. In 1999, there was no customer accounted for 10% or more of net revenues. In 1998, one customer of the company accounted for $21.9 million, or 10% of the Company's revenue.

                            C-CUBE MICROSYSTEMS INC.

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

NOTE 17. QUARTERLY DATA (UNAUDITED)

                                                                             2000
                                                         --------------------------------------------
                                                         FOURTH       THIRD      SECOND       FIRST
                                                         QUARTER     QUARTER     QUARTER     QUARTER
                                                         --------    --------    --------    --------
                                               (IN THOUSANDS, EXCEPT PER SHARE AND PERCENTAGE AMOUNTS)
Net revenues ..........................................  $ 73,982    $ 69,022    $ 61,043    $ 61,002
                                                         --------    --------    --------    --------
Costs and expenses:
  Cost of product revenues ............................    34,627      31,051      27,149      26,754
Research and development:
  Research and development ............................    14,877      15,453      15,070      14,154
  Warrant issuance ....................................        --          --      12,632          --
  Selling, general and administrative:
  Selling, general and administrative .................    13,301      12,568      10,897      10,748
  Stock based compensation and merger/spin-off
    related payroll taxes .............................        --          --      17,414       3,413
                                                         --------    --------    --------    --------
      Total ...........................................    62,805      59,072      83,162      55,069
                                                         --------    --------    --------    --------
Income (loss) from operations .........................    11,177       9,950     (22,119)      5,933
Other income (expense), net ...........................       (34)      4,020         101       3,775
                                                         --------    --------    --------    --------
Income (loss) before income taxes
  and minority interest ...............................    11,143      13,970     (22,018)      9,708
Income tax expense (benefit) ..........................     2,969       3,664      (5,847)      2,621
                                                         --------    --------    --------    --------
Income (loss) before minority
  interest ............................................     8,174      10,306     (16,171       7,087
Minority interest in net income (loss) of subsidiary...       (96)        (96)        257           7
                                                         --------    --------    --------    --------
Income (loss) from continuing operations ..............     8,270      10,402     (16,428)      7,080
Discontinued operations
  Income (loss) from discontinued operations of
    DiviCom (net of tax) ..............................        --          --     (11,639)      1,552
  Gain (loss) on disposal of DiviCom (net of tax) .....        --          --       1,158      (7,348)
                                                         --------    --------    --------    --------
Net income (loss) .....................................  $  8,270    $ 10,402    $(26,909)   $  1,284
                                                         ========    ========    ========    ========
Basic earnings (loss) per share:(1)
Income (loss) from continuing operations ..............      0.17        0.21       (0.35)       0.16
Income (loss) from discontinued operations
  (net of tax) ........................................        --          --       (0.25)       0.04
Income (loss) on disposal of DiviCom
  (net of tax) ........................................        --          --        0.02       (0.17)
                                                         --------    --------    --------    --------
Net income (loss) per share per share .................  $   0.17    $   0.21    $  (0.58)   $   0.03
                                                         --------    --------    --------    --------
Diluted earnings per share:(1)
Income (loss) from continuing operations ..............      0.16        0.19       (0.35)       0.14
Income (loss) from discontinued operations
  (net of tax) ........................................        --          --       (0.25)       0.03
Gain (loss) on disposal of DiviCom (net of tax) .......        --          --        0.02       (0.15)
                                                         --------    --------    --------    --------
Net income (loss) per share per share .................  $   0.16    $   0.19    $  (0.58)   $   0.02
                                                         ========    ========    ========    ========
Basic shares used in computation(1) ...................    49,597      49,328      47,203      43,884
                                                         ========    ========    ========    ========
Diluted shares used in computation(1) .................    51,511      53,528      47,203      49,449
                                                         ========    ========    ========    ========
Gross margin percentage ...............................      53.2%       55.0%       55.5%       56.1%

                                                                         1999
                                                       -----------------------------------------
                                                       FOURTH      THIRD     SECOND      FIRST
                                                       QUARTER    QUARTER    QUARTER    QUARTER
                                                       --------   --------   --------   --------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AND PERCENTAGE AMOUNTS)
Net revenues ..........................................   $ 64,047   $ 52,307   $ 47,507   $ 58,287
                                                          --------   --------   --------   --------
Costs and expenses:
  Cost of product revenues ............................     25,140     20,749     18,700     23,646
Research and development:
  Research and development ............................     14,421     13,464     13,062     13,313
  Warrant issuance ....................................         --         --         --         --
  Selling, general and administrative:
  Selling, general and administrative .................     10,244      9,139      8,436      9,419
  Stock based compensation and merger/spin-off
    related payroll taxes .............................         --         --         --         --
                                                          --------   --------   --------   --------
      Total ...........................................     49,805     43,352     40,198     46,378
                                                          --------   --------   --------   --------
Income (loss) from operations .........................     14,242      8,955      7,309     11,909
Other income (expense), net ...........................      3,112      2,488      1,937      1,692
                                                          --------   --------   --------   --------
Income (loss) before income taxes
  and minority interest ...............................     17,354     11,443      9,246     13,601
Income tax expense (benefit) ..........................      4,954      3,090      2,604      3,902
                                                          --------   --------   --------   --------
Income (loss) before minority
  interest ............................................     12,400      8,353      6,642      9,699
Minority interest in net income (loss) of subsidiary...         61        148        261        (28)
                                                          --------   --------   --------   --------
Income (loss) from continuing operations ..............     12,339      8,205      6,381      9,727
Discontinued operations
  Income (loss) from discontinued operations of
    DiviCom (net of tax) ..............................      6,281      5,828      5,284      3,233
  Gain (loss) on disposal of DiviCom (net of tax) .....         --         --         --         --
                                                          --------   --------   --------   --------
Net income (loss) .....................................   $ 18,620   $ 14,033   $ 11,665   $ 12,960
                                                          ========   ========   ========   ========
Basic earnings (loss) per share:(1)
Income (loss) from continuing operations ..............       0.30       0.20       0.16       0.25
Income (loss) from discontinued operations
  (net of tax) ........................................       0.15       0.15       0.13       0.08
Income (loss) on disposal of DiviCom
  (net of tax) ........................................          --         --         --         --
Net income (loss) per share per share .................   $   0.45   $   0.35   $   0.29   $   0.33
                                                          --------   --------   --------   --------
Diluted earnings per share:(1)
Income (loss) from continuing operations ..............       0.26       0.19       0.15       0.24
Income (loss) from discontinued operations
  (net of tax) ........................................       0.14       0.13       0.12       0.08
Gain (loss) on disposal of DiviCom (net of tax) .......         --         --         --         --
                                                          --------   --------   --------   --------
Net income (loss) per share per share .................   $   0.40   $   0.32   $   0.27   $   0.32
                                                          ========   ========   ========   ========
Basic shares used in computation(1) ...................     41,459     40,097     39,338     38,668
                                                          ========   ========   ========   ========
Diluted shares used in computation(1) .................     47,424     45,021     42,925     41,344
                                                          ========   ========   ========   ========
Gross margin percentage ...............................       60.7%      60.3%      60.6%      59.4%


--------------

(1) See Note 1 of Notes to Consolidated Financial Statements for an explanation of the computation of net income per share.

                            C-CUBE MICROSYSTEMS INC.

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

NOTE 18. SUBSEQUENT EVENTS

        On March 26, 2001 the Company entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") with LSI Logic Corporation ("LSI") and Clover Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of LSI. Under the terms of the Reorganization Agreement, Merger Sub will commence an exchange offer (the "Offer") to exchange 0.79 shares of common stock, par value $0.01 per share, of LSI (the "LSI Common Stock"), for each outstanding share of C-Cube common stock, par value $0.001 per share. Holders of C-Cube common stock tendering their shares in the Offer will receive cash in lieu of any fractional shares of LSI Common Stock to which they would otherwise be entitled. The consummation of the Offer is subject to, among other things, at least a majority of shares of our common stock (including for purposes of the calculation of the majority of shares, certain outstanding options and warrants to purchase C-Cube shares) being validly tendered and not withdrawn prior to the expiration of the Offer and the expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act and applicable foreign antitrust laws. Pursuant to the Reorganization Agreement, following the completion of the Offer and the satisfaction or waiver of certain other conditions, Merger Sub will be merged into us (the "Merger") and C-Cube will be the surviving corporation. In the Merger, each outstanding share of C-Cube common stock (other than shares held by C-Cube as treasury stock, by LSI or Merger Sub and by stockholders who perfect appraisal rights under Delaware law, which will be available if Merger Sub owns ninety percent (90%) or more of the outstanding shares of C-Cube common stock following the consummation of the Offer) will be converted into the right to receive the same consideration as paid to C-Cube stockholders who tendered their common stock in the Offer. In the event that a third party makes a proposal to acquire C-Cube or if the no solicitation provisions contained in the Reorganization Agreement are materially breached, and thereafter the Reorganization Agreement is terminated, under certain circumstances C-Cube will be required to pay a $33 million termination fee to LSI. The closing is anticipated to take place during the second quarter of 2001. Based on the closing price of LSI common stock on March 23, 2001, the last trading day prior to the announcement of the transaction, the transaction was valued at approximately $878 million. The transaction is expected to be accounted for under the purchase method of accounting and to qualify as a "tax-free" reorganization for federal income tax purposes.